VOTING AGREEMENT

This Voting Agreement (this "Agreement"), dated as of March 24, 2021, is entered into by and between Granite Falls Energy, LLC, a Minnesota limited liability company ("Member"), and Heron Lake BioEnergy, LLC, a Minnesota limited liability company (the "Company"). Member and the Company are each sometimes referred to herein individually as a "Party" and collectively as the "Parties."

WHEREAS, concurrently with the execution of this Agreement, the Company and Member have entered into a merger agreement providing for Member’s acquisition of the Company by merger (the "Merger Agreement"), providing for, among other things, the merger of Member’s wholly-owned subsidiary (“Merger Sub”) with and into the Company (the "Merger") pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, in order to induce the Company to enter into the Merger Agreement, Member is willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the units of membership interest of the Company ("Company Interest") Beneficially Owned by Member and set forth below Member's signature on the signature page hereto (the "Original Units" and, together with any additional units of Company Interest pursuant to Section 6 hereof, the "Units"); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that Member, and Member has agreed to, execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.Definitions. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.
(a)“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act of 1934, and a person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance).  For the avoidance of doubt, "Beneficially Own" and "Beneficial Ownership" shall also include record ownership of securities.
(b)"Beneficial Owner" shall mean the person who Beneficially Owns the referenced securities.
2.Representations of Member. Member represents and warrants to the Company that:
(a)Ownership of Units. Member: (i) is the Beneficial Owner of all of the Original Units free and clear of any proxy, voting restriction, adverse claim, or other liens, other than those created by Cobank as administrative agent for Compeer, created by this Agreement, or created under applicable federal or state securities laws; and (ii) has the sole voting power over all of the Original Units. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Member is a party relating to the pledge, disposition, or voting of any of the Original Units and there are no voting trusts or voting agreements with respect to the Original Units.

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(b)Disclosure of All Units Owned. Member does not Beneficially Own any Units of the Company other than the Original Units.
(c)Power and Authority; Binding Agreement. Member has full corporate power and authority to enter into, execute, and deliver this Agreement and to perform fully Member's obligations hereunder (including the proxy described in Section 3(b) below). This Agreement has been duly and validly executed and delivered by Member and constitutes the legal, valid, and binding obligation of Member, enforceable against Member in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.
(d)No Conflict. The execution and delivery of this Agreement by Member does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to Member or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any lien on any of the Units pursuant to, any agreement or other instrument or obligation including organizational documents binding upon Member or any of the Units.
(e)No Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental entity or any other person on the part of Member is required in connection with the valid execution and delivery of this Agreement.
(f)No Litigation. There is no action, suit, investigation, or proceeding (whether judicial, arbitral, administrative, or other) (each an “Action”) pending against, or, to the knowledge of Member, threatened against or affecting, Member that could reasonably be expected to materially impair or materially adversely affect the ability of Member to perform Member’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.
3.Agreement to Vote Units; Irrevocable Proxy.
(a)Agreement to Vote. Member irrevocably and unconditionally agrees during the term of this Agreement, at any annual or special meeting of the Company called with respect to the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the Company members with respect to any of the following matters, to vote or cause the holder of record to vote the Units: (i) in favor of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement; and (ii) against any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Merger or the fulfillment of Member’s, the Company's, or Merger Sub's conditions under the Merger Agreement.
(b)Irrevocable Proxy. Member hereby appoints the Company and any designee of the Company, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Units in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Member under this Agreement. Member shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Member shall be irrevocable during the

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term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by Member with respect to the Units. The power of attorney granted by Member herein is a durable power of attorney and shall survive the bankruptcy of Member. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.
4.No Voting Trusts or Other Arrangement. Member agrees that during the term of this Agreement Member will not deposit any of the Units in a voting trust or grant any proxies with respect to the Units inconsistent with Section 3(a).
5.Transfer and Encumbrance. Member agrees that during the term of this Agreement, Member will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law, or otherwise), or encumber ("Transfer") any of the Units or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of, any of the Units or Member's voting or economic interest therein. Any attempted Transfer of Units or any interest therein in violation of this Section 5 shall be null and void.
6.Additional Units. Member agrees that all Units of Company Interest that Member purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of, after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Units for all purposes of this Agreement. In the event of any unit split, unit dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of Units, or the like affecting the Units, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be "Units" for all purposes of this Agreement.
7.Termination. This Agreement shall terminate upon the earliest to occur of (the "Expiration Time"): (a) the effective time of the Merger; (b) the date on which the Merger Agreement is terminated in accordance with its terms; and (c) the termination of this Agreement by mutual written consent of the Parties. Nothing in this Section 7 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.
8.Further Assurances. Member agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as the Company may reasonably request to consummate and make effective the transactions contemplated by this Agreement.
9.Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, Member hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Units (and that this Agreement places limits on the voting and transfer of the Units), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.
10.Specific Performance. Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at law. Each Party hereto agrees that it will not seek, and

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agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party's seeking or obtaining such equitable relief.
11.Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the Parties hereto. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.
12.Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses in their signature blocks.
13.Miscellaneous.
(a)Governing Law. This Agreement, and all legal actions (whether based on contract, tort, or statute) arising out of or relating to this Agreement or the actions of any of the Parties in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Minnesota.
(b)Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(b).
(c)Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Merger is consummated.
(d)Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect

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any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
(e)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
(f)Section Headings. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.
(g)Assignment. Neither Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment contrary to the provisions of this Section 13(g) shall be null and void.
(h)No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

MEMBER: GRANITE FALLS ENERGY, LLC	COMPANY: HERON LAKE BIOENERGY, LLC
/s/ Paul Enstad___________ By: Paul Enstad, Chairman	/s/ Mike Kunerth_________ By: Mike Kunerth, Secretary

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